CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO Equity Series of our reports dated August 28, 2026, relating to the financial statements and financial highlights of each of the Funds’ (as listed in Appendix A), which appear in PIMCO Equity Series’ Certified Shareholder Report on Form N-CSR for the year ended June 30, 2026. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

October 27, 2026

Appendix A

PIMCO Equity Series

PIMCO Dividend and Income Fund

PIMCO RAE Emerging Markets Fund

PIMCO RAE Global ex-US Fund

PIMCO RAE International Fund

PIMCO RAE US Fund

PIMCO RAE US Small Fund

PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF

PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF

PIMCO RAFI Dynamic Multi-Factor International Equity ETF

PIMCO RAFI ESG U.S. ETF

PIMCO REALPATH Blend 2030 Fund

PIMCO REALPATH Blend 2035 Fund

PIMCO REALPATH Blend 2040 Fund

PIMCO REALPATH Blend 2045 Fund

PIMCO REALPATH Blend 2050 Fund

PIMCO REALPATH Blend 2055 Fund

PIMCO REALPATH Blend 2060 Fund

PIMCO REALPATH Blend 2065 Fund

PIMCO REALPATH Blend 2070 Fund

PIMCO REALPATH Blend Income Fund